UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 20, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
On June 20, 2017, NextEra Energy Partners, LP (NEP) entered into a Series A Preferred Unit Purchase Agreement (the purchase agreement) with Nasa A Holdings LP, Nasa B Holdings LP and Nasa Co-invest Holdings L.P., affiliates of funds and accounts managed by BlackRock Energy and Power Infrastructure Group, and KKR Flatirons Aggregator L.P., an affiliate of Kohlberg Kravis Roberts & Co. L.P., (collectively, the purchasers) to issue and sell in a private placement in one or more tranches on or before December 31, 2017, as determined by NEP, $550 million of Series A convertible preferred units representing limited partner interests in NEP (preferred units) at a purchase price of $39.2253 per preferred unit (the purchase price). The consummation of each purchase of preferred units (each, a closing) is subject to customary closing conditions. The purchase agreement contains customary representations, warranties and covenants of NEP and the purchasers.  NEP will contribute the proceeds from each closing to NextEra Energy Operating Partners, LP (NEP OpCo) in exchange for an equivalent number of a new series of NEP OpCo preferred units with economically equivalent rights to the preferred units (OpCo preferred units), and NEP OpCo will use the net proceeds to acquire assets and/or for general partnership purposes.
Pursuant to the purchase agreement, the agreement of limited partnership of NEP will be amended and restated (the amended partnership agreement) to establish the rights and preferences of the preferred units and make other related changes, and the agreement of limited partnership of NEP OpCo will be amended to establish the rights and preferences of the OpCo preferred units and make other related changes. The preferred units will be a new class of securities that will rank senior to the common units representing limited partner interests in NEP (common units). The preferred units will vote on an as-converted basis with the common units and will have certain class voting rights with respect to amendments that adversely affect their distribution, liquidation or conversion rights, their ranking or certain other protections under the amended partnership agreement.
Holders of the preferred units will receive cumulative quarterly distributions equal to $0.4413 per unit (4.5% per annum) for quarters ending on or before the third anniversary of the issuance date of the preferred units, which will be prorated for the quarter during which the preferred units are issued and which may be paid, at NEP’s election, in cash, in kind or a combination thereof. For quarters ending after the third anniversary of the issuance date, holders will receive cumulative quarterly distributions equal to the greater of $0.4413 per unit (4.5% per annum) and the amount that the preferred units would have received if they had converted into common units at the then-applicable conversion rate (defined below), and NEP may elect to pay up to 1/9th of the subsequent distribution period amounts in kind. The quarterly distribution amount and portion of the distribution that may be paid in kind will be prorated for the quarter that includes the third anniversary of the issuance date. If NEP fails to pay a distribution during a subsequent distribution period, NEP would be unable to pay any distributions on or redeem or repurchase any junior securities, including the common units, prior to paying the unpaid cash component of the quarterly distribution, including any previously accrued and unpaid cash distributions.
Each holder of preferred units (together with its affiliates) may elect to convert all or any portion of its preferred units into common units initially on a one-for-one basis, subject to customary adjustments and an adjustment for any distributions that have accrued but have not been paid when due (the conversion rate), at any time (but not more than once per quarter) after June 20, 2019 (or earlier liquidation, dissolution or winding up of NEP), but partial conversions must involve at least $50 million in value of common units unless otherwise approved by NEP. NEP may elect to convert all or a portion of the preferred units into common units based on the conversion rate at any time (but not more than once per quarter) after the first anniversary of the date of issuance of the preferred units being converted if (i) the closing price of the common units exceeds specified thresholds for at least 20 out of 30 trading days immediately preceding the date of NEP's conversion election, (ii)  the average daily trading volume of the common units for at least 20 out of the 30 trading days immediately preceding the date of NEP’s conversion election is equal to or exceeds 165,000 (as adjusted to reflect splits, combinations or similar events), (iii) the common units are listed on a national securities exchange and (iv) the conversion involves at least $50 million in value of common units or such lesser amount that relates to all of the then outstanding preferred units, but NEP may not convert more than one-third (1/3) of the preferred units issued under the purchase agreement prior to the second anniversary of the final closing date under the purchase agreement (final closing), and may not convert more than two-thirds (2/3) of the preferred units issued under the purchase agreement prior to the third anniversary of the final closing.  With respect to the closing price condition for a conversion of the preferred units by NEP, (1) the market closing price of the common units must be greater than 120% of the purchase price for the specified period for conversions prior to the second anniversary of the final closing; (2) the market closing price of the common units must be greater than 130% of the purchase price for the specified period for conversions on or after the second anniversary and prior to the third anniversary of the final closing; and (3) the market closing price of the common units must be greater than 140% of the purchase price for the specified period for conversions on or after the third anniversary of the final closing.
Upon certain events involving a change of control (as will be defined in the amended partnership agreement) in which more than 90% of the consideration payable to the holders of the common units is payable in cash, the preferred units will automatically convert into common units at a conversion ratio equal to the higher of (a) the then applicable conversion rate (adjusted to reflect pro rata unpaid distributions for the quarter in which the transaction occurs) and (b) the quotient of (i) sum of the purchase price plus any accrued and unpaid distributions on the preferred units multiplied by a premium factor (ranging from 115% to 101% depending on when such transaction occurs), plus a pro rata share of unpaid distributions for the quarter in which the transaction occurs) divided by (ii) the average of the volume weighted average price of the common units for the 20 trading days prior to the execution of definitive documentation relating to such change of control.

In connection with other change of control events that do not meet the 90% cash consideration threshold described above, each holder of preferred units may elect to (a) convert all of its preferred units to common units at the then-applicable conversion rate, (b) if NEP is not the surviving entity (or if NEP is the surviving entity, but the common units will cease to be listed on a national securities exchange), require NEP to use commercially reasonable efforts to cause the surviving entity in any such transaction to issue a substantially equivalent security (or if NEP is unable to cause such substantially equivalent securities to be issued, to convert into common units at a premium based on a specified formula subject to aggregate return limitations or to be converted in accordance with clause (a) above or redeemed in accordance with clause (d) below), (c) if NEP is the surviving entity, continue to hold the preferred units or (d) require NEP to redeem the preferred units at a price per unit equal to 101% of the sum of the purchase price and accrued and unpaid distributions on the applicable preferred units, plus a pro rata share of unpaid distributions for the quarter in which the transaction occurs, which may be paid in cash or common units (and if paid in common units, the common units will be issued at 95% of the average of the volume weighted average price for the 30 trading days ending on the fifth trading day prior to the change of control).
Pursuant to the terms of the purchase agreement, NEP has agreed to enter into a registration rights agreement with the purchasers at the initial closing, pursuant to which, among other things, beginning on January 1, 2021, NEP will give the purchasers certain rights to require NEP, under certain circumstances, to initiate underwritten offerings for the common units that are issuable upon conversion of the preferred units.
The foregoing description of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the purchase agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS
Item 3.02 Unregistered Sales of Equity Securities
The information regarding the private placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the preferred units pursuant to the purchase agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10	Series A Preferred Unit Purchase Agreement, dated June 20, 2017, among NextEra Energy Partners, LP and the purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 22, 2017

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

4